M E M O R A N D U M



To:             Boards of Directors/Trustees
		-  Anchor Series Trust
		-  SunAmerica Mutual Funds
		-  SunAmerica Style Select Series, Inc.
-  SunAmerica Strategic Investment Series, Inc.

From:           SunAmerica Asset Management Corp.

Re:             Compliance Report for the Quarter Ended December
31, 2001

Date:           February 9, 2002

		      We reviewed the Compliance Reports for the Portfolios of Anchor Series Trust ("AST"), SunAmerica Mutual
Funds, SunAmerica Style Select Series, Inc. ("Style Select"), and SunAmerica Strategic Investment Series, Inc. ("Strategic") (collectively, the "Funds") prepared by the respective Subadvisers to the funds. We determined that the Portfolios are in compliance with the relevant procedures adopted by the Boards of Directors/Trustees and with the applicable securities rules and regulations. With respect to those Portfolios managed by third-party Subadvisers, we base these determinations upon representations and information provided by each such Subadviser.

	Attached is the Compliance Report for the quarter ended
December 31, 2001. Additionally, attached are exhibits supporting the review items found in the Compliance Report.


By: Todd Spillane, Deputy General
    Counsel and Chief Compliance
    Officer


___________________________________________
Robert M. Zakem, Senior Vice
President and General Counsel
Attachments
ANCHOR SERIES TRUST
SUNAMERICA MUTUAL FUNDS
SUNAMERICA STYLE SELECT SERIES, INC.
SUNAMERICA SENIOR FLOATING RATE FUND, INC.
SUNAMERICA STRATEGIC INVESTMENT SERIES, INC.


Report on Repurchase Agreement Transactions

	During the quarter ended December 31, 2001, the Funds engaged in repurchase agreement transactions ("repos") with State
Street Bank and Trust Company ("SSB & T"), BNP-Paribas,
Lehman Brothers, and UBS Warburg, LLC (f/k/a Warburg Dillon
Reed, LLC). The Subadvisers have confirmed that all repos were consistent with the Policy Regarding Repurchase Transactions adopted by the Boards to govern such transactions. In particular, the amount of a repo with any one entity did not exceed 25% of the participating Fund's net assets, and the market value of the collateral, which is marked-to-market daily, received with respect to each repo was at least 102% of the principal amount of the repo (100% if such collateral was in the form of cash).

Rule 17a-7 and Agency Cross Transactions Report

	Rule 17a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that Boards of Directors review, on a quarterly basis, securities transfers between Funds and between Funds and non-investment company accounts when both are managed by the adviser or subadvisers. During the quarter ended December 31, 2001, none of the Funds engaged in any Agency
Cross transactions. During the quarter ended December 31, 2001, the following Funds engaged in Rule17a-7 transactions:

RULE 17A-7 TRANSACTIONS:


Portfolio/Fund
Number of Transactions
Adviser/Sub-Adviser
Style Select


Focused Value
23
American Century
Multi-Cap Value
130
American Century

	All transactions listed above complied with the procedures adopted by the Boards pursuant to Rule 17a-7 and Rule 206 (3)-2 of the Investment Advisers Act of 1940, as amended. Attached as
Exhibit 1 is a description of the transactions. The following is a resolution acknowledging the Boards' review of the Rule 17a-7 transactions contained in this compliance report:

RESOLVED, that the Board of Directors of SunAmerica Style Select Series, Inc. hereby acknowledge that they reviewed the Rule17a-7 transactions contained in this compliance report and determined that all such transactions complied with the procedures adopted by the Board of Directors pursuant to Rule 17a-7 under the Investment Company Act of 1940, as amended.

Rule 17e-1 and Affiliated Futures Commission Merchants
Transactions Report

	Rule 17e-1 under the 1940 Act requires the Board of Directors to review brokerage transactions between a Fund and affiliated persons on a quarterly basis. During the quarter ended December 31, 2001, the following Funds engaged in the indicated number of transactions with affiliated brokers pursuant to Rule 17e-1:

Portfolio/Fund                Number of Transactions  Adviser/Sub-Adviser
Style Select
Multi-Cap Value               1                       American Century
Small Cap Growth            259                       Baron Capital Inc.
Focused Growth                6                       Fred Alger & Co.
Focused Growth and Income    74                       Harris
Focused Growth and Income     1                       Marsico Capital Management
Small Cap Value              15                       Third Avenue
Focused Value                25                       Third Avenue

	There were no affiliated futures commission merchants transactions. All affiliated brokers' transactions complied with the procedures adopted by the Boards pursuant to Rule 17e-1.
Attached as Exhibit 2 is a description of the 17e-1 transactions for the quarter ended December 31, 2001. The following is a resolution acknowledging the Boards' review of the Rule 17e-1 transactions contained in this compliance report:

RESOLVED, that the Board of Directors of SunAmerica Style
Select Series, Inc. hereby acknowledge that they have reviewed the Rule17e-1 transactions contained in this compliance report and have determined that all such transactions complied with the procedures adopted by the Board of Directors pursuant to Rule 17e-1 under the Investment Company Act of 1940, as amended.

Summary of Rule 10f-3 Transactions

	Rule 10f-3 under the 1940 Act requires the Board of Directors to review the "covered securities" purchased by a Fund, no less than on a quarterly basis. During the quarter ended December 31, 2001, the following Funds engaged in transactions in which an affiliated person was involved in the underwriting syndicate:

Portfolio/Fund
Number of Transactions
Adviser/Sub-Adviser
Style Select


Multi-Cap Value
4
American Century
Multi-Cap Growth
1
Credit Suisse Capital
Management
Mid-Cap Growth
2
SunAmerica Asset
Management

The Subadvisers have confirmed that all of the above transactions were in compliance with the procedures adopted by the Boards pursuant to Rule 10f-3. Attached as Exhibit 3 are the portfolio managers' analysis with respect to the Rule 10f-3 transactions. The following is a resolution acknowledging the Boards' review of the Rule 10f- 3 transactions contained in this compliance report:

RESOLVED, that the Board of Directors of SunAmerica Style
Select Series, Inc. hereby acknowledge that they have reviewed the Rule 10f-3 transactions contained in this compliance report and have determined that all such transactions complied with the procedures adopted by the Board of Directors pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

Rule 144A and Section 4(2) Transaction Report

	The procedures adopted by the Boards of Directors/Trustees require a Fund's portfolio manager to analyze market conditions, in order to ascertain liquidity, prior to purchasing securities pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933
Act"), and thereafter, to monitor such market conditions on a continuous basis, in order to determine whether such securities continue to be liquid. A security is generally considered liquid if, based on prevailing market conditions, such security can be disposed of within seven days in the ordinary course of business at approximately the carrying value of the security.

	For the quarter ended December 31, 2001, the following Funds held Rule 144A securities, which they considered to be liquid by their respective portfolio manager:

Portfolio/Fund
Number of Transactions
Adviser/Sub-Adviser
Style Select


Multi-Cap Value
4
American Century
Focused International Fund
1
MFS
SunAmerica Money Market
Fund
101
SunAmerica Asset
Management
Anchor Series Trust


Government & Quality Bond
Fund
3
Wellington
Multi-Asset Fund
2
Wellington
Strategic Multi-Asset Fund
42
Wellington
Capital Appreciation Fund
2
Wellington

	The portfolio managers considered the approved procedures when they determined that the 144A/4(2) securities are liquid. Attached as Exhibit 4(a) are copies of the portfolio managers' descriptions with respect to those Rule 144A securities purchased and/or held during the quarter.

	The SunAmerica Money Market Fund invested in [---- ]
Section 4(2) securities. Attached as Exhibit 4(b) are copies of the portfolio managers' descriptions with respect to the Section 4(2) commercial paper held by the SunAmerica Money Market Fund.

	The following is a resolution acknowledging the Boards' review of the Rule 144A and Section 4(2) transactions contained in this compliance report:

RESOLVED, that the Boards of Directors/Trustees of SunAmerica Style Select Series, Inc. hereby acknowledge that they have reviewed the Rule 144A and Section 4(2) transactions contained in the compliance report and have determined that all such transactions complied with the procedures adopted by the Boards of Directors/Trustees pursuant to Rule 144A under the Securities Act of 1933, as amended.

Report on Rule 2a-7 Money Market Portfolio Holdings and
Ratings

	Rule 2a-7 of the Investment Company Act of 1940 requires the Boards of Directors/Trustees to review on a quarterly basis the deviation between amortized cost and the market-based net asset value of each of the SunAmerica Money Market Fund and the AST Money
Market Portfolio (collectively referred to as the "Money Market Funds") to ensure that the amortized cost method of valuation fairly reflects the market-based net asset value.

	Attached as Exhibits 5(a) and 5(b) are reports regarding the compliance of AST Money Market Portfolio and SunAmerica Money
Market Fund.

   Portfolio Instruments Purchased and Held

	All portfolio instruments purchased and held by the Money Market Funds during the quarter ended December
31, 2001 are Eligible Securities as determined by SAAMCo.

		Downgradings of Portfolio Instruments, NRSRO Ratings and
Maturity

	[]

Diversification Test

	[]

		Dollar-Weighted Average Maturity

	[]

Report on Fair Valued and Illiquid Securities

A security is "fair valued" priced when a current price is not available from an independent pricing source, or when the portfolio manager, in consultation with the Valuation Committee, is of the opinion, based on reasonable investigation, that some or all of the prices do not accurately reflect the true value of the security. In such a case, SunAmerica's Valuation Committee, based on the Procedures for the Fair Valuation of Securities (the "Procedures") which were adopted by the Boards of Directors/Trustees, must pass upon the method by which the values of the "fair valued" securities are determined. Under the Procedures, the "securities identified as "fair valued" and the basis for the determination of value for each such security must be reviewed by the Boards of Directors/Trustees on a quarterly basis."

	During the quarter ended December 31, 2001, the following funds had fair valued priced securities in accordance with the Fund's Fair Valuation Procedures:



Portfolio/Fund
Number of Fair Valued
Priced Securities
Adviser/Sub-Adviser
Anchor Series Trust


Strategic Multi-Asset Fund
10
Wellington
SunAmerica


International Equity
1
SunAmerica
New Century
1
SunAmerica
Growth Opportunities
1
SunAmerica
High Yield Bond
13
SunAmerica
GNMA
1
SunAmerica
Strategic Income
7
SunAmerica
Style


Mid-Cap Growth
1
SunAmerica
Multi-Cap Growth
1
SunAmerica


The Pricing Committee determined, after due consideration of all relevant facts and circumstances with respect to each security, that the proper valuation methodology was utilized. Fair valued securities are considered to be illiquid unless the portfolio manager represents otherwise. Attached as Exhibit 6(a) is a schedule of fair valued securities held by the Funds at December 31, 2001.

	With respect to illiquid securities, as of December 31, 2001, the following Funds held the indicated percentage of illiquid securities. Attached as Exhibit 6(b) are descriptions of the illiquid securities held at December 31, 2001:

Portfolio/Fund
% Held
Senior Floating Rate Fund
3.79%
Multi-Cap Growth Fund
..01%
New Century Fund
..01%
MidCap Fund
..00%
Equity Growth Opportunities Fund
..01%
AST Money Market Fund
3.00%
AST Strategic Multi-Asset Fund
..00%

	Attached as Exhibit 6(b) is a report of the following:

? a list of securities added during the quarter which were priced in accordance with the Procedures;
? a list of securities which had been priced in accordance with the Procedures which are no longer subject to such Procedures; and
? a list of securities which had been sod during the quarter which were priced in accordance with the Procedures.

Report on Investment Violations

	During the quarter ended December 31, 2001, no material investment violations occurred which require the attention of the Board.

Report on Code of Ethics

	Rule 17j-1 under the 1940 Act requires a board of directors to review, on a quarterly basis, any real or apparent conflict of interest that may arise with respect to the Code of Ethics procedures adopted by the Boards concerning the management of the funds. For the quarter ended December 31, 2001, there was one Code of Ethics violation, as described below:

Jennison Associates. On December 3, 2001, the spouse of a Jennison trader made several sell transactions for his personal account without obtaining prior clearance as required by Jennison's Code of Ethics. The employee notified Jennison of her husband's trading activity the next day. Since the occurrence was the spouse's first infraction, no cash penalties were imposed. While some of the trades would have been denied due to the blackout period restriction, no client was disadvantaged by the trading activity, the trades were de
minimis in nature, and the trades resulted in a loss.   It was
determined that no further action was necessary.

	As reported at the November 29, 2001 Board meeting, two
SAAMCo employees violated the Code of Ethics by failing to pre-clear personal trades. SAAMCo deemed the occurrences to be material due to the substantial recurring nature of the incidents. Both matters have since been taken before the SunAmerica Ethics
Committee, which subsequently suspended both employees from personal trading for a six week period and imposed a monetary fine.

Report on Trading Errors

	Each portfolio manager has certified in writing that, during the quarter ended December 31, 2001, no trading errors occurred.

Report on Derivatives

	During the quarter ended December 31, 2001, the following
Funds held derivatives:

Portfolio/Fund
Adviser/Sub-Adviser
Multi-Cap Value Fund
American Century
Focused Value
American Century
AST Strategic Multi-Asset Fund
Wellington

Foreign Custody

	Pursuant to Rule 17f-5, the Board has delegated to SSB&T the responsibility to act as Foreign Custody Manager for the Funds, which entails selecting eligible foreign subcustodians, approving the terms of foreign subcustodian contracts and monitoring the Funds' foreign custody arrangements. As part of its duties as Foreign Custody Manager, SAAMCo requires that SSB&T provide the Boards with written reports with respect to the placement of fund assets with a particular custodian and of any material changes in the Funds' foreign custody arrangements. Attached as Exhibit 8(a) and 8(b), respectively, are: SSB&T's report indicating the placement of the Funds' assets with particular foreign subcustodians during the quarter ended December 31, 2001 and SSB&T's most recent quarterly report with respect to the Funds' foreign custody arrangements.

	SSB&T noted four changes to their list of compulsory depositories and/or foreign custody arrangements: (1) effective
December 31, 2001, our subcustodian in Finland, Merita Bank Plc.
merged with its existing parent company, Nordea Companies Finland;
(2) following a review of the service capabilities of our subcustodian in Hungary, SSB&T selected Bank Austria Creditanstalt Hungary Rt.,
Budapest as our new subcustodian; (3) effective July 1, 2001 State
Street's Italian subcustodian bank, BNP Paribas, transferred the activity, assets, and liabilities of its securities services business line in Italy to a subsidiary bank called BNP Paribas Securities, Milan; (4) effective July 2001 the Cyprus Stock Exchange implemented a central securities depository and stock registry system.

	The following are resolutions acknowledging the Boards' review and approval of the Funds' foreign custody and depository arrangements contained in the compliance report:

	RESOLVED, that the Boards of Directors/Trustees of Anchor Series Trust, SunAmerica Mutual Funds,
SunAmerica Style Select Series, Inc., SunAmerica Strategic
Investment Series, Inc. and SunAmerica Senior Floating Rate
Fund, Inc. hereby acknowledge that they have reviewed the State Street Bank and Trust Company report with respect to the Trust's foreign custody arrangement and approves our subcustodian in Finland, Merita Bank Plc. to merge with its existing parent company, Nordea Companies Finland; and it is

	RESOLVED, that the Boards of Directors/Trustees of Anchor Series Trust, SunAmerica Mutual Funds,
SunAmerica Style Select Series, Inc., SunAmerica Strategic
Investment Series, Inc. and SunAmerica Senior Floating Rate
Fund, Inc. hereby acknowledge that they have reviewed the State Street Bank and Trust Company report with respect to the Trust's foreign custody arrangement and approves Bank
Austria Creditanstalt Hungary Rt., Budapest as our new subcustodian in Hungary; and it is

	RESOLVED, that the Boards of Directors/Trustees of Anchor Series Trust, SunAmerica Mutual Funds,
SunAmerica Style Select Series, Inc., SunAmerica Strategic
Investment Series, Inc. and SunAmerica Senior Floating Rate
Fund, Inc. hereby acknowledge that they have reviewed the State Street Bank and Trust Company report with respect to the Trust's foreign custody arrangement and approves BNP
Paribas, transferring the activity, assets, and liabilities of its securities services business line in Italy to a subsidiary bank called BNP Paribas Securities, Milan; and it is

	RESOLVED, that the Boards of Directors/Trustees of Anchor Series Trust, SunAmerica Mutual Funds,
SunAmerica Style Select Series, Inc., SunAmerica Strategic
Investment Series, Inc. and SunAmerica Senior Floating Rate
Fund, Inc. hereby acknowledge that they have reviewed the State Street Bank and Trust Company report with respect to the Trust's foreign custody arrangement and approves the Cyprus Stock Exchange implementing a central securities depository and stock registry system; and it is